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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)         September 9, 1997
                                                 -------------------------------

                                ACR Group, Inc.
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             (Exact name of registrant as specified in its charter)


        Texas                        0-12490                    74-2008473
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State or other jurisdiction     (Commission File              (IRS Employer
of incorporation)                    Number)                Identification No.)


3200 Wilcrest, Suite 440, Houston, Texas                           77042-6019
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(Address of principal executive offices)                          (zip code)


Registrant's telephone number, including area code           (713) 780-8532
                                                  ------------------------------

                                      N/A
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         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

         On September 9, 1997, ACR Group, Inc. ("the Company") through its wholly-owned subsidiary, Contractors Heating & Supply, Inc., a Texas corporation ("CHS"), acquired certain of the assets, and assumed certain of the liabilities, of Contractors Heating and Supply Company, a Colorado corporation (the "Seller"). The Seller's business was the wholesale distribution of heating, ventilation, air conditioning and refrigeration ("HVACR") products. CHS acquired substantially all of the Seller's assets that were used in its operations, except for certain real estate occupied by the Seller's branch locations (the "Facilities"). CHS assumed substantially all of the Seller's liabilities, except for mortgage indebtedness relating to the Facilities. CHS will lease the Facilities from the Seller for three years, with an option to extend such lease for an additional three years and an option to purchase the Facilities for $3,000,000 at any time during the initial three-year lease term.

         CHS paid to the Seller $4,626,315 cash at closing, and issued a promissory note ("Note") to the Seller for $1,200,000. In addition, CHS assumed $1,200,000 of indebtedness of the Seller to certain of its shareholders, which was paid in full at closing by CHS.

         All of the cash paid to the Seller at closing came from available funds under the Company's revolving line of credit with NationsBank of Texas, N.A., which was increased from $8 million to $18 million in August 1997.

         The Note bears interest at 8 1/2% per annum. The Note is to be repaid in three annual principal installments of $400,000 each, plus accrued interest, beginning September 1, 1998, and is secured by a first lien on certain machinery and equipment purchased by CHS from the Seller that is used to fabricate sheet metal products. The Note is subordinated to the Company's senior secured indebtedness to NationsBank of Texas, N.A.

         The acquired assets are all used in connection with its business of fabricating sheet metal products and distributing such sheet metal and other HVACR products purchased for resale. CHS intends to continue using the acquired assets for such purpose.

         CHS and Daryl G. Brady, President and a shareholder of the Seller, entered into a Consulting Agreement for a period of one year. The Consulting Agreement also restricts Mr. Brady from competing with CHS for a period of three years following its expiration.





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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         At the present time, it is impracticable to provide either the financial statements of the Seller or the pro forma financial information relative to the acquisition as required by this Item 7. The Company will file such financial statements and pro forma financial information by amendment to this Form 8-K as soon as practicable, but not later than November 24, 1997.




         Exhibit.
         2.1     Asset Purchase Agreement by and among ACR Group, Inc., Contractors Heating & Supply, Inc. and
                 Contractors Heating and Supply Company.





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



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ACR GROUP, INC.




Dated:    September 24, 1997                By:  /s/ Anthony R. Maresca
        ----------------------                 --------------------------------
                                                 Anthony R. Maresca
                                                 Senior Vice President,
                                                 Secretary and Treasurer





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                              INDEX TO EXHIBITS



         Exhibit
         Number
         -------

         2.1     Asset Purchase Agreement by and among ACR Group, Inc., Contractors Heating & Supply, Inc. and
                 Contractors Heating and Supply Company.